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                                                                   EXHIBIT 10.19


                           LOAN AND SECURITY AGREEMENT



         THIS AGREEMENT (the "Agreement"), dated as of July 7, 1999 is entered into by and between Neoforma, Inc. a Delaware corporation having a principal place of business at 3255 Scott Blvd., Santa Clara, CA 95054 (the "Borrower") and Comdisco, Inc., a Delaware corporation having a principal place of business at 6111 North River Road, Rosemont, Illinois 60018 (the "Lender" ). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

         WHEREAS, Borrower desires to borrow from the Lender hereunder the amount of Two Million Forty Two Thousand Seven Hundred Ninety Two ($2,042,792)and Lender is willing to lend said amount to Borrower on or before August 7, 1999 (the "Funding Date") for the purchase of computers, workstations, peripherals, instrumentation, electronic test, semiconductor, production, manufacturing and test equipment ("Part I") and software and tenant improvements (not to exceed Three Hundred Sixty Six Thousand Two Hundred Nine Dollars ($366,209)) ("Part II");

         NOW, THEREFORE, it is agreed:

SECTION 1. THE LOAN

         1. Subject to the terms and conditions set forth herein, Lender shall lend to Borrower the aggregate original principal amount of Two Million Forty Two Thousand Seven Hundred Ninety Two ($2,042,792) (the "Loan") with interest at the rate of:

         (a) Nine percent (9%) per annum for Part I payable in 48 monthly installments of principal and interest, each payable in monthly payments as set forth in the promissory note (the "Note A-1") in the form attached hereto and made a part hereof as Exhibit A-1; and

         (b) Eight percent (8%) per annum for Part II payable in 30 monthly installments of principal and interest, each payable in monthly payments as set forth in the promissory note (the "Note A-2") in the form attached hereto and made a part hereof as Exhibit A-2. Hereinafter Note A-1 and Note A-2 shall be referred to as "Note(s)"

         1.2 Upon the occurrence of and during an Event of Default (as defined herein), interest shall thereafter be calculated at a rate of five percent (5%) in excess of the rate that would otherwise be applicable ("Default Rate"). All such interest shall be due and payable in arrears, on the first day of the following month.

         1.3 Notwithstanding any provision in this Agreement, the Note(s), or any other "Loan Document" (as defined herein), it is not the parties' intent to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law which a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the "Maximum Rate"). If the Borrower actually pays Lender an amount of interest, chargeable on the total aggregate principal Secured Obligations of Borrower under this Agreement and the Note(s) (as said rate is calculated over a period of time that is the longer of (i) the time from the date of this Agreement through the maturity time as set forth on the Note(s), or (ii) the entire period of time that any principal is outstanding on the Note(s)), which





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amount of interest exceeds interest calculated at the Maximum Rate on said principal chargeable over said period of time, then such excess interest actually paid by Borrower shall be applied first, to the payment of principal outstanding on the Note(s); second, after all principal is repaid, to the payment of Lender's out of pocket costs, expenses, and professional fees which are owed by Borrower to Lender under this Agreement or the Loan Documents; and third, after all principal, costs, expenses, and professional fees owed by Borrower to Lender are repaid, the excess (if any) shall be refunded to Borrower.

         1.4 In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 1.1.

         1.5 Upon and during the continuation of an Event of Default hereunder (as defined herein), all Secured Obligations, including principal, interest, compounded interest, and reasonable professional fees, shall bear interest at a rate per annum equal to the Default Rate.

         1.6 Borrower shall have the option to prepay the Note(s), in whole or in part, at any time after the date hereof by paying the principal amount together with all accrued and unpaid interest with respect to such principal amount, as of the date of such prepayment [and the Balloon Payment as described in the Note(s)] together with a prepayment premium equal to the difference, if any, between (x) the amount being prepaid and (y) the present value, discounted at the Treasury Rate, of each installment of principal and interest being prepaid discounted to the date of prepayment. If the amount in (x) is greater than the amount in (y), no prepayment premium shall be due. The "Treasury Rate" shall mean the then prevailing yield on US Treasury Constant Maturities for the most recent business day, as quoted in the Federal Reserve Statistical Release H15, as of the date of prepayment for an obligation of comparable maturity to the maturity date of the Note(s).

SECTION 2. SECURITY INTEREST

         As security for the payment of all indebtedness ("Indebtedness") of the Borrower to the Lender hereunder and under the Note(s), as the same may be renewed, extended for any period or rearranged, and the performance by the Borrower of its other obligations hereunder (the Indebtedness and such other obligations being hereinafter sometimes collectively referred to as the "Secured Obligations"), the Borrower hereby assigns to the Lender, and grants to the Lender a first priority security interest in, all the Borrower's right, title, and interest in and to the following property ("Collateral"): (i) the equipment and other property (the "Equipment") described in Exhibit B attached hereto; and
(ii) all proceeds, products, replacements, additions to, substitutions for and accessions to any and all Equipment including, without limitation, the proceeds applicable to the insurance referred to in Section 4 hereof.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF BORROWER

The Borrower represents, warrants and agrees that:

         3.1 it has good title in and to the Equipment, free of all liens, security interests, encumbrances and claims whatsoever, except for the interest of the Lender therein;




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         3.2 it has the full power and authority to, and does hereby grant and convey to the Lender, a valid first priority perfected security interest in the Collateral as security for the Secured Obligations, free of all liens, security interests, encumbrances and claims, and shall execute such Uniform Commercial Code ("UCC") financing statements in connection herewith as the Lender may reasonably request. No other lien, security interest, adverse claim or encumbrance has been created by Borrower or is known by Borrower to exist with respect to any Collateral;

         3.3 it is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions where the failure to so qualify would have a material adverse effect on the Collateral or the business of the Borrower taken as a whole;

         3.4 the execution, delivery and performance of the Note(s), this Agreement, the Warrant Agreement dated July 7, 1999 pursuant to which Borrower granted to Lender the right to purchase the number of shares of preferred stock as set forth therein ("Warrant Agreement"), and all financing statements, certificates and other documents required to be delivered or executed in connection herewith (collectively, the "Loan Documents") have been duly authorized by all necessary corporate action of Borrower, the individual or individuals executing the Loan Documents were duly authorized to do so, the Equipment is personal property and as used by the Borrower will not be or become fixtures under applicable law, and the Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors;

         3.5 the Loan Documents do not and will not violate any provisions of its Certificate of Incorporation, bylaws or any material contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject, or result in the creation or imposition of any lien, security interest or other encumbrance upon the Collateral, other than those created by this Agreement;

         3.6 the execution, delivery and performance of the Loan Documents do not require the consent or approval of any other person or entity including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof except the filing of state or federal securities filings pursuant to relevant "Blue Sky" laws.

         3.7 as of the date hereof no fact or condition exists that would (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any of the Loan Documents and no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. For purposes of this Agreement, "Material Adverse Effect" means a material adverse effect upon (i) the business, operations, properties, assets or financial condition of Borrower; or (ii) except as otherwise disclosed herein, the ability of Borrower to perform the Secured Obligations.

SECTION 4. INSURANCE AND RISK OF LOSS

         4.1 Risk of loss of, damage to or destruction of the Collateral shall be borne by the Borrower and effective from the date of this Agreement and until the payment and



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performance in full of all Secured Obligations, Borrower shall at its own expense cause to be carried and maintained all risk casualty insurance (covering risk of fire, theft and other such risks as the Lender may require, including standard and extended coverage) with respect to each item of Collateral in an amount no less than the replacement costs applicable to such item of Collateral during the term of this Agreement. All policies evidencing such casualty insurance shall contain a standard mortgagee's endorsement and shall provide for at least thirty days prior written notice by the underwriter or insurance company to the Lender in the event of cancellation or expiration. Borrower shall provide Lender with insurance certificates evidencing the foregoing at time of closing.

         4.2 If any item of Collateral is lost or rendered unusable as a result of any physical damage to or destruction of such item of Equipment during the period from the date hereof to and including the maturity date under the Note(s) or the date all Secured Obligations hereunder have been fully satisfied, whichever is earlier, Borrower shall give to Lender prompt notice thereof. Borrower shall determine, within fifteen (15) days after the date of occurrence of such loss, damage or destruction, whether such item of Equipment can be repaired and restored to the condition in which such item of Collateral was required to be maintained as of the date immediately preceding such damage. If Borrower determines that such item of Collateral can be repaired, Borrower, at its expense, shall cause such item of Collateral to be promptly repaired. If Borrower determines that such item of Collateral is lost or cannot be repaired, Borrower shall promptly notify the Lender and such item of Collateral shall be deemed to have suffered a "Casualty Loss" for purposes of this Section as of the date of the occurrence of such loss. Within fifteen (15) days following the occurrence of any such loss, damage or destruction, Borrower shall notify the Lender of the item(s) of Collateral which has suffered such Casualty Loss ("Loss Item"), and within thirty (30) days thereafter (the "Settlement Date"), Borrower shall either (a) replace such item(s) of Collateral with equipment of the substantially similar model, type and feature configuration, in an operating condition and repair no less than that required hereunder of the damaged or lost equipment immediately prior to the date of such damage or loss, and having a fair market value no less than the Casualty Value (as defined herein) applicable to such item of Collateral as of the date immediately prior to such damage, in which case such replacement equipment shall for all purposes hereunder become part of the Collateral and (without limiting the preceding provisions) Borrower shall grant to Lender a first lien and security interest in respect of such replacement equipment pursuant to the terms of this Agreement, and Borrower shall provide the Lender evidence satisfactory to the Lender of Borrower's good and marketable title to such replacement equipment (free of any liens, security interests or encumbrances other than those created by this Agreement) and Borrower shall be entitled to receive the amount of any insurance or other recovery received by Lender as the case may be up to cost of obtaining the replacement equipment; or (b) so long as no Event of Default or event which with the giving of notice or passage of time, or both, would constitute an Event of Default, has occurred and is continuing, Borrower may provide substitute equipment satisfactory to Lender to become part of the Collateral and Borrower shall grant to Lender a first lien and security interest in respect of such substitute equipment pursuant to the terms of this Agreement, and Borrower shall provide the Lender evidence satisfactory to Lender of Borrower's good and marketable title to such substitute equipment (free of any liens, security interests or encumbrances other than created by this Agreement) and Lender shall provide any required endorsements in connection with any insurance proceeds received by Borrower pursuant to such insurance policies; or (c) Borrower shall pay Lender the insurance proceeds payable pursuant to such insurance policies ("Insurance Proceeds") with respect to such Loss Item(s) and the principal amount of the Note(s) (and interest accrued on the principal amount so prepayable) shall become due and payable on the





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Settlement Date to the extent of the replacement cost for all such Loss Item(s).
For purposes of this Section 4.2, Casualty Value shall mean an amount equal to the greater of the fair market value of the Equipment as of the date of the Casualty Loss or the outstanding principal and accrued interest on the Loan. Moneys so received shall be applied, on the date of such receipt, as follows: first, to pay any accrued interest on the outstanding principal amount of the Note(s) on such date; second, to prepay, the outstanding principal amount of the Note(s) (to the extent of the fair market value attributable to such Loss Item(s)); third, to pay any other Indebtedness of amounts then due and owing to the Lender hereunder; and fourth, so long as there has occurred no Event of Default under Section 8 hereof and no event which with the giving of notice or passage of time or both would constitute an Event of Default, has occurred and is continuing, Borrower and Lender hereby agree that the balance of any such Insurance Proceeds shall be paid promptly to the Borrower.

         4.3 Effective upon the date hereof under the Note(s) and while there are any Secured Obligations outstanding, Borrower shall cause to be carried and maintained comprehensive general liability insurance with regard to the Collateral against risks customarily insured against in the Borrower's business. Such risks shall include, without limitation, the risks of death, bodily injury and property damage associated with the Collateral. All policies evidencing such insurance shall provide for at least thirty (30) days prior written notice by the underwriter or insurance company to the Lender in the event of cancellation or expiration.

         4.4 Borrower shall and does hereby indemnify and hold Lender, its agents and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including without limitation such claims, costs, expenses, damages and liabilities based on liability in tort including without limitation strict liability in tort) including reasonable attorneys' fees, arising out of Borrower's ownership, possession, operation, control, use, maintenance, delivery, or other disposition of the Collateral. Notwithstanding the foregoing, Borrower shall not be responsible under the terms of this Section
4.4 to a party indemnified hereunder for any claims, costs, expenses, damages and liabilities occasioned by the negligence or willful misconduct of such indemnified party.

SECTION 5. COVENANTS OF BORROWER

         Borrower covenants and agrees as follows at all times while any of the Secured Obligations remain outstanding:

         5.1 Borrower shall maintain the Equipment in good operating order, repair, condition and appearance and protect the Equipment from deterioration, other than normal wear and tear. Borrower shall not use the Equipment or permit its use for any purpose other than for which it was designed. Borrower's obligation regarding the maintenance of the Equipment shall include, without limitation, all maintenance, repair, refurbishment and replacement recommended or advised either by the manufacturer, or that commonly performed by prudent business and/or professional practice. Any exceptions or qualifications expressed in this Agreement relating to normal or ordinary wear and tear shall not be deemed to limit Borrower's obligations pursuant to the preceding sentence.

         5.2 Borrower shall only relocate any item of the Collateral provided that: (a) it shall have caused to be filed and/or delivered to the Lender all UCC financing statements, certificates or other documents or instruments necessary to continue in effect the first prior




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perfected security interest of the Lender in the Collateral, and (b) it shall have given the Lender no less than fifteen (15) days prior written notice of such relocation.

         5.3 Upon the request of Lender, Borrower shall, during business hours, make the Equipment available to Lender for inspection at the place where it is normally located and shall make Borrower's log and maintenance records pertaining to the Equipment available to Lender for inspection. Borrower shall take all action necessary to maintain such logs and maintenance records in a correct and complete fashion.

         5.4 Upon the request of Lender, Borrower shall cause the Equipment to be plainly, permanently and conspicuously marked, by stenciling or by metal tag or plate affixed thereto, indicating Lender's security interest in the Equipment. Borrower shall replace any such stenciling, tag or plate which may be removed or destroyed or become illegible. Borrower shall keep all Equipment free from any marking or labeling which might be interpreted as a claim of ownership adverse to Borrower's.

         5.5 Borrower covenants and agrees to pay when due, all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Lender (except taxes imposed on Lender's net income) or the Collateral or upon Borrower's ownership, possession, use, operation or disposition thereof or upon Borrower's rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral.

         5.6 Borrower shall furnish to Lender the financial statements listed hereinafter, prepared in accordance with generally accepted accounting principles consistently applied (the "Financial Statements"):

                  (a) as soon as practicable (and in any event within thirty
         (30) days) after the end of each month: an internally prepared income statement, balance sheet, and cash flow statement, (including the commencement of any material litigation by or against Borrower), each certified by Borrower's Chief Executive or Financial Officer to be true and correct;

                  (b) as soon as practicable (and in any event within ninety
         (90) days) after the end of each fiscal year, audited Financial Statements, setting forth in comparative form the corresponding figures for the preceding fiscal year, and accompanied by any audit report and opinion of the independent certified public accountants selected by Borrower; and

                  (c) promptly any additional information (including but not limited to tax returns, income statements, balance sheets, and names of principal creditors) as Lender reasonably believes necessary to evaluate Borrower's continuing ability to meet financial obligations.

         5.7 Notwithstanding the foregoing, after the effective date of the initial registration statement covering a public offering of Borrower's securities, the term "Financial Statements" shall be deemed to refer to only those statements required by the Securities and Exchange Commission, to be provided no less frequently than quarterly. Borrower will from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements or other documents; and take all further action that may be necessary, or that Lender may


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reasonably request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby, and in addition, and for such purposes only, Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, security agreement and other documents without the signature of Borrower either in Lender's name or in the name of Borrower as agent and attorney-in-fact for Borrower.

         5.8 Borrower shall protect and defend Borrower's title as well as the interest of the Lender granted herein against all persons claiming any interest adverse to Borrower or Lender and shall at all times keep the Collateral free and clear from any attachment or levy, liens or encumbrances whatsoever (except any placed thereon by Lender, or any liens arising by operation of law with respect to any obligations not yet overdue or any other liens consented to in writing by Lender) and shall give Lender immediate written notice thereof.


         5.9 Borrower shall not sell, transfer, assign, hypothecate or otherwise encumber its Intellectual Property without Lender's prior written consent.

SECTION 6. CONDITIONS PRECEDENT TO LOAN

         On or prior to the Funding Date, Borrower will provide to Lender the following, in form and substance satisfactory to Lender:

         6.1 Such documentation, including without limitation, a Bill of Sale, and other documents as shall reasonably evidence Borrower's right, title and interest in and to the Equipment;

         6.2 A certified resolution or other certificate of corporate authority for the execution and the delivery of, and the performance of all Secured Obligations under the Loan Documents and all related documentation;

         6.3 Incumbency certificate evidencing the authority and facsimile signatures of the individuals executing the Loan Documents;

         6.4 UCC financing statements as deemed appropriate by Lender to perfect its security interest in the Collateral;

         6.5 Certified copies of the Certificate of Incorporation of Borrower;

         6.6 Certificate of good standing for Borrower from its state of incorporation and similar certificates from all jurisdictions in which it does business and where the failure to be qualified would have a material adverse effect on Borrower's business; and

         6.7 Insurance certificates as required by Section 4 hereof.

SECTION 7. ASSIGNMENT BY LENDER

         7.1 Borrower acknowledges and understands that Lender may sell and assign all or a part of its interest hereunder and under the Note(s) and Loan Documents to any person or entity (an "Assignee"). After such assignment the term Lender shall mean such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, the




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Lender shall retain all rights, powers and remedies hereby given. No such assignment by Lender shall relieve Borrower of any of its obligations hereunder. Borrower shall acknowledge such assignment or assignments as shall be designated by written notice given by Lender to Borrower. The Lender agrees that in the event of any transfer by it of the Note(s), it will endorse thereon a notation as to the portion of the principal of the Note(s) which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

SECTION 8. DEFAULT

         The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a default hereunder and under the Note(s):

         8.1 The Borrower defaults in the payment of any principal or interest payable under this Agreement, the Note(s) or any of the other Loan Documents and such default continues for more than five (5) days after Lender provides written notice to Borrower;

         8.2 The Borrower defaults in the payment or performance of any other covenant or obligation of the Borrower hereunder or under the Note(s) or any other Loan Documents for more than ten (10) business days after the Lender has given notice of such default to the Borrower;

         8.3 As of the closing, any representation or warranty made herein by the Borrower shall prove to have been false or misleading in any material respect;

         8.4 The making of an assignment by Borrower for the benefit of its creditors or the admission by Borrower in writing of its inability to pay its debts as they become due, or the insolvency of Borrower, or the filing by Borrower of a voluntary petition in bankruptcy, or the adjudication of Borrower as a bankrupt, or the filing by Borrower of any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or the filing of any answer by Borrower admitting, or the failure by Borrower to deny, the material allegations of a petition filed against it for any such relief, or the seeking or consenting by Borrower to, or acquiescence by Borrower in, the appointment of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower, or the inability of Borrower to pay its debts when due, or the commission by Borrower of any act of bankruptcy as defined in the Federal Bankruptcy Act, as amended;

         8.5 The failure by Borrower, within sixty (60) days after the commencement of any proceeding against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, to obtain the dismissal of such proceeding or, within sixty (60) days after the appointment, without the written consent or acquiescence of Lender, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower, to vacate such appointment; or

         8.6 The default by Borrower under any other notes or other agreement for borrowed money, lease or other agreement between Borrower and Lender.






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

SECTION 9. REMEDIES

         Upon the occurrence hereof of any one or more Events of Default, Lender, at its option, may declare the Note(s) to be accelerated and immediately due and payable, (provided, that upon the occurrence of an Event of Default of the type described in 8.4 or 8.5, the Note(s) and all other Secured Obligations shall automatically be accelerated and made due and payable without any further act) whereupon the unpaid principal of and accrued interest on such Note(s) shall become immediately due and payable, and shall thereafter bear interest at the Default Rate and calculated in accordance with Section 1.2. Lender may exercise all rights and remedies with respect to the Collateral granted pursuant hereto for such Note(s), or otherwise available to it under applicable law, including the right to release, hold or otherwise dispose of all or any part of the Collateral and the right to utilize, process and commingle the Collateral.

         Upon the happening and during the continuance of any Event of Default, Lender may then, or at any time thereafter and from time to time, apply, collect, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonably preparation or processing, in such order as Lender may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon five (5) business day's notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the collateral shall be distributed by Lender in the following order of priorities:

         First, to Lender in an amount sufficient to pay in full Lender's reasonable costs and professionals' and advisors' fees and expenses;

         Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations in such order and priority as Lender may choose in its sole discretion; and

         Finally, upon payment in full of all of the Secured Obligations, to Borrower or its representatives or as a court of competent jurisdiction may direct.

The Lender shall return to the Borrower any surplus Collateral remaining after payment of all Secured Obligations.

SECTION 10. MISCELLANEOUS

         10.1 Borrower shall remain liable to Lender for any unpaid Secured Obligations, advances, costs, charges and expenses, together with interest thereon and shall pay the same immediately to Lender at Lender's offices.

         10.2 The powers conferred upon Lender by this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers.

         10.3 This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Lender hereunder shall continue to exist until the Secured Obligations are paid in full as the same become due and payable. When Borrower has paid in full all Secured Obligations, Lender will,





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

promptly upon request of Borrower, execute a written termination statement, reassigning to Borrower, without recourse, the Collateral and all rights conveyed hereby and return possession (if Lender has possession) of the Collateral to Borrower. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any other rights, powers and remedies of Lender. Furthermore, regardless of whether or not the UCC is in effect in the jurisdiction where such rights, powers and remedies are asserted, Lender shall have the rights, powers and remedies of a secured party under the UCC.

         10.4 Upon payment in full of all Secured Obligations, the Lender shall cancel the Note(s), this Agreement and all UCC financing statements, if any, and shall promptly deliver all such canceled documents to the Borrower.

         10.5 GOVERNING LAW. This Agreement, the Note(s) and the other Loan Documents have been negotiated and delivered to Lender in the State of Illinois and shall not become effective until accepted by Lender in the State of Illinois. Payment to Lender by Borrower of the Secured Obligations is due in the State of Illinois. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Illinois excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

         10.6 CONSENT TO JURISDICTION AND VENUE. All judicial proceedings arising in or under or related to this Agreement, the Note(s) or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of Illinois. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Cook County, State of Illinois; (b) waives any objection as to jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Note(s) and the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 10.8 below and shall be deemed effective and received as set forth in Section 10.8 below. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

         10.7 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         10.8 Any notice required or given hereunder shall be deemed properly given upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) or three (3) days after mailed, postage prepaid, in each case, addressed to the designated recipient at its address set forth herein or such other address as such party may advise the other party by notice given in accordance with this provision.

         10.9 Lender and Borrower acknowledge that there are no agreements or understandings, written or oral, between Lender and Borrower with respect to the Loan, other than as set forth herein, in the Note(s) and the other Loan Documents and that this Agreement, the Note(s) and the other Loan Documents contain the entire agreement between Lender and Borrower with respect thereto. None of the terms of this Agreement, the Note(s) and the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

         10.10 No omission, or delay, by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

         10.11 All agreements, representations and warranties contained in this Agreement or the Note(s), or in any Loan Documents delivered pursuant hereto or in connection herewith shall be for the benefit of Lender and any Assignee and shall survive the execution and delivery of this Agreement or the Note(s) and the expiration or other termination of this Agreement or the Note(s).

         10.12 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         10.13 This Agreement shall be binding upon, and shall inure to the benefit of, Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Note(s) or any of the other Loan Documents without Lender's express written consent and any such attempted assignment shall be void and of no effect. Any assignment by Borrower in connection with a "Merger" (as defined below) shall be subject to Lender's prior consent which shall not be unreasonably withheld. Any consent granted by Lender shall be conditioned upon such surviving entity or transferee assuming Borrower's Secured Obligations hereunder pursuant to assignment documents reasonably acceptable to Lender. If Lender reasonably withholds its consent to such assignment in connection with a Merger, the outstanding principal and accrued and unpaid interest shall be prepaid in whole.

         For purposes of this Agreement, a "Merger" shall mean any consolidation or merger of the Borrower with or into any other corporation or entity, any sale or conveyance of all or substantially all of the assets or stock of the Borrower by or to any other person or entity in which Borrower is not the surviving entity.

         IN WITNESS WHEREOF, the Borrower and the Lender have duly executed and delivered this Agreement as of the day and year first above written.

               BORROWER:            NEOFORMA , INC.

                                    By:     /s/ ROBERT ZOLLARS
                                           ----------------------------
                                    Title:  CEO
                                           ----------------------------
                                    Date:   7/13/99
                                           ----------------------------

ACCEPTED IN ROSEMONT, ILLINOIS:



                                   LENDER: COMDISCO, INC.

                                   By:     /s/ JAMES LABE
                                           -------------------------------------
                                   Title:  President, Comdisco Ventures Division
                                           -------------------------------------
                                   Date:   7/15/99
                                           -------------------------------------

                                                                  EXHIBIT A-1 TO
                                                                   EXHIBIT 10.19


                              HARDWARE
                      SECURED PROMISSORY NOTE

$1,032,001.98                                            DATE: SEPTEMBER 3, 1999

                                                         DUE:  SEPTEMBER 1, 2003



FOR VALUE RECEIVED, Neoforma, Inc. a Delaware corporation (the "Borrower") hereby promises to pay to the order of Comdisco, Inc., a Delaware corporation (the "Lender") at P.O. Box 91744, Chicago, IL 60693 or such other place of payment as the holder of this Secured Promissory Note (this "Note") may specify from time to time in writing, in lawful money of the United States of America, the principal amount of One Million Thirty Two Thousand One and 98/100 Dollars ($1,032,001.98) together with interest at Nine percent (9%) per annum from the date of this Note to maturity of each installment on the principal hereof remaining from time to time unpaid, such principal and interest to be paid 48 equal monthly installments consisting of 1 payment of $22,676.7 (.75%) each, commencing October 1, 1999, followed by 8 payments of $7,712.67 each, commencing November 1, 1999 and on the same day of each month hereafter, followed by 39 payments of $30,382.14 (2.945%) each, commencing July 1, 2000 and on the same day of each month thereafter to and including September 1, 2003 and an additional installment in the amount of $165,120.32 (16%) ("Balloon Payment") to be paid on September 1, 2003, such installments to be applied first to accrued and unpaid interest and the balance to unpaid principal. Interest shall be computed on the basis of a year consisting of twelve months of thirty days each.

This Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated July 7, 1999 by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest and any other notice as permitted under the UCC or any applicable law.

This Note has been negotiated and delivered to Lender and is payable in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois.

This Note shall be governed by and construed and enforced in accordance with, the laws of the State of Illinois, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

     BORROWER:                       NEOFORMA, INC.
                                     3255 Scott Blvd.
                                     Santa Clara, CA 95054



                                     Signature:
                                                ------------------------------

                                     Print Name:
                                                ------------------------------

                                     Title:
                                                ------------------------------

                                                                  EXHIBIT A-2 TO
                                                                   EXHIBIT 10.19

                      SOFT COST SECURED PROMISSORY NOTE



240,363.61                                        Date:September 3, 1999

                                                 Due: March 1, 2002



FOR VALUE RECEIVED, Neoforma, Inc. a Delaware corporation (the "Borrower") hereby promises to pay to the order of Comdisco, Inc., a Delaware corporation (the "Lender") at P.O. Box 91744, Chicago, IL 60693 or such other place of payment as the holder of this Secured Promissory Note (this "Note") may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Two Hundred Forty Thousand Three Hundred Sixty Three and 61/100 Dollars ($240,363.61) together with interest at Nine percent (8%) per annum from the date of this Note to maturity of each installment on the principal hereof remaining from time to time unpaid, such principal and interest to be paid 30 equal monthly installments consisting of 1 payments of $4,708.46 (.67%) each, commencing October 1, 1999, followed by 3 payments of $1,610.44 (.67%) each commencing November 1, 1999 and on the same day of each month thereafter to and including January 1, 2000, followed by 26 payments of $10,029.76 (4.17%) each, commencing February 1, 2000 and on the same day of each month thereafter to and including March 1, 2002 and an additional installment in the amount of $38,458.18 (16%) ("Balloon Payment") to be paid on March 1, 2002, such installments to be applied first to accrued and unpaid interest and the balance to unpaid principal. Interest shall be computed on the basis of a year consisting of twelve months of thirty days each.

This Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated July 7, 1999 by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest and any other notice as permitted under the UCC or any applicable law.

This Note has been negotiated and delivered to Lender and is payable in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois.

This Note shall be governed by and construed and enforced in accordance with, the laws of the State of Illinois, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

     BORROWER:                       NEOFORMA, INC.
                                     3255 Scott Blvd.
                                     Santa Clara, CA 95054




                                     Signature:
                                                ------------------------------

                                     Print Name:
                                                ------------------------------

                                     Title:
                                                ------------------------------

                                                                    EXHIBIT B TO
                                                                   EXHIBIT 10.19



                             EQUIPMENT DESCRIPTION